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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM 8-K
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                  May 19, 1998
             Date of Report (Date of earliest event reported)

                            ABERCROMBIE & FITCH CO.
             (Exact name of registrant as specified in its charter)

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          Delaware                  1-12107                31-1469076
(State of other jurisdiction      (Commission             (IRS Employer
     of incorporation)              File no.)          Identification No.)

                           Four Limited Parkway East
                             Reynoldsburg, OH 43068
                                 (614) 577-6500
                    (Address of principal executive offices)

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Item 5.  Other Events

      On May 19, 1998, The Limited, Inc. ("The Limited"), the parent of Abercrombie & Fitch Co. ("A&F"), announced the final results of The Limited's offer (the "Exchange Offer") to exchange up to 43,600,000 shares of Class A common stock, par value $.01 per share (the "A&F Common Stock"), of A&F, which The Limited owns, for shares of common stock, par value $.50 per share (the "Limited Common Stock"), of The Limited upon the terms and subject to the conditions stated in the Offering Circular-Prospectus dated April 15, 1998 (the "Offering Circular--Prospectus"). The Exchange Offer expired at 12:00 midnight, New York City time, on Wednesday, May 13, 1998. The Limited accepted for exchange 47,075,052 shares of Limited Common Stock, at a Final Exchange Ratio (as defined in the Offering Circular-Prospectus) of .86 of a share of A&F Common Stock for each share of Limited Common Stock. See the press release of The Limited attached as Exhibit 99.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

      99.1 Press release of The Limited dated May 19, 1998.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        ABERCROMBIE & FITCH




                        By: /s/ Seth R. Johnson
                            ---------------------------------------------------
                            Name:  Seth R. Johnson
                            Title: Vice-President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

May 20, 1998


                                 EXHIBIT INDEX


99.1  Press release dated May 19, 1998.